UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2014

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7747

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 3, 2014, Gartner, Inc. (“Gartner” or the “Company”) announced that Christopher J. Lafond, Gartner’s Executive Vice President and Chief Financial Officer, has communicated his intention to leave Gartner effective June 30, 2014. While Mr. Lafond will relinquish his role as Executive Vice President and Chief Financial Officer effective immediately, he has agreed to continue to serve in a transitional capacity through June 30, 2014. As consideration for such transitional services, Gartner and Mr. Lafond have entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) pursuant to which Mr. Lafond will resign from any and all appointments and positions he holds at Gartner or its affiliates or subsidiaries. Additionally, the Separation Agreement contains non-competition covenants that will restrict Mr. Lafond from, among other activities: (a) the development, marketing or selling of, or assisting others to develop, market or sell, research and/or advisory services in the areas of information technology, supply chain management, and/or digital marketing, regardless of the manner in which such research and/or advisory services are provided, or (b) the solicitation, directly or indirectly, of Gartner’s clients or known prospects for the purposes of developing, digital marketing or selling the products or services referred to in clause (a) by Mr. Lafond (whether as a consultant, analyst, sales person, independent contractor, agent, partner, member, employee or otherwise).

Pursuant to the terms of the Separation Agreement, Mr. Lafond will receive, among other things, his current base annual salary for a period of twelve months ending May 31, 2015 and severance payments equal to $3,420,000, less applicable tax withholding. The foregoing description is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Effective June 3, 2014, Gartner named Craig W. Safian, age 45, as the Company’s Senior Vice President and Chief Financial Officer. Mr. Safian began his career at Gartner in 2002, and has held a number of senior roles at Gartner since that time, including head of Corporate and Divisional Finance, Corporate Development, Strategy, and Pricing.

In connection with Mr. Safian’s appointment, the Compensation Committee of the Board of Directors of the Company, approved certain modifications to the current terms of Mr. Safian’s employment, including an increase in annual base salary to $425,490, an increase in target cash bonus eligibility to 60% of his annual base salary and a one-time grant of restricted stock units with a grant date cash value of $500,000.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1      Separation Agreement and General Release of Claims, dated as of June 3, 2014, by and between Gartner and Christopher J. Lafond.

99.1      Press Release dated as of June 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

By:	/s/ Lewis G. Schwartz
Lewis G. Schwartz Senior Vice President, General Counsel & Secretary

Date: June 3, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement and General Release of Claims, dated as of June 3, 2014, by and between Gartner and Christopher J. Lafond.

99.1	Press Release dated as of June 3, 2014.